Exhibit 99.1

Fuel Systems Solutions, Inc. Appoints Joseph E. Pompeo to the Board of Directors

NEW YORK, N.Y., December 16, 2010 - Fuel Systems Solutions, Inc. (NASDAQ: FSYS) announced the appointment of Joseph E. Pompeo, 72, to the board of directors. Mr. Pompeo is expected to become a member of the audit, nominating and corporate governance committees.

"We are pleased to welcome Joe to the board," said Mariano Costamagna, chief executive officer of Fuel Systems Solutions. "As a leading provider of comprehensive alternative fuel systems worldwide, Fuel Systems continues to optimize its global platform and invest in future growth opportunities. Joe's financial expertise ranging from start-up to multi-national companies, and his extensive knowledge of the manufacturing, technology and wholesale distribution industries, will be valuable assets as we execute our growth strategies."

"Fuel Systems has a proven track record of revenue growth and profitability. I am very excited to join the board and look forward to contributing to the company's future success in the large and rapidly growing alternative fuel market," stated Mr. Pompeo.

Mr. Pompeo retired from a 38-year career with Arthur Andersen LLP in 2000, where he held the position of partner for 26 years. His clients included Formica Corporation, Congoleum Industries, Qantel Corporation, Electronic Associates Corp., Fiat USA, Olivetti USA and Safilo USA. As Director of the International Business Practice of the New York metropolitan area, he assisted several non-US corporations with initial public offerings and listing on US stock exchanges. He also served in numerous technical and management roles, including partner in charge of the Accounting and Auditing Divisions in San Juan, Puerto Rico and managing partner of the New Jersey Office. Mr. Pompeo is a Certified Public Accountant (retired) and holds a B.S. in accounting from Rutgers University. He was on the board of Nasdaq-listed Aeroflex Inc. from 2002 until it was acquired by a private equity group in 2007. He has also served on various educational and philanthropic boards.

About Fuel Systems Solutions

Fuel Systems Solutions (Nasdaq: FSYS) is a leading designer, manufacturer and supplier of proven, cost-effective alternative fuel components and systems for use in transportation and industrial applications. Fuel Systems' components and systems control the pressure and flow of gaseous alternative fuels, such as propane and natural gas, used in internal combustion engines. These components and systems feature the company's advanced fuel system technologies, which improve efficiency, enhance power output and reduce emissions by electronically sensing and regulating the proper proportion of fuel and air required by the internal combustion engine. In addition to the components and systems, the company provides engineering and systems integration services to address unique customer requirements for performance, durability and configuration. Additional information is available at www.fuelsystemssolutions.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements only state our beliefs and opinions. The Company's actual results may differ materially. Factors that may cause the Company's results to differ include, but are not limited to, risks that we may be unable to retain key employees with necessary technical knowledge, that intellectual property that we have acquired becomes obsolete or unnecessary in the U.S. alternative fuels automotive market, that we cannot integrate the acquisitions into our business promptly and efficiently, that expected sales do not materialize, that revenues from the acquired businesses decline, that changes in emissions regulations may not significantly increase demand for the Company's products, and that the continuation of the uncertainty and slow growth in the U.S. economy may reduce demand for our products. Readers also should consider the risk factors set forth in the Company's reports filed with the Securities and Exchange Commission, including, but not limited to, those contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K, for the year ended December 31, 2009, Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 and the Company's other periodic reports filed with the Securities and Exchange Commission. The Company does not undertake to update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

Company Contact:

Matthew Beale, President, CFO, & Secretary

Fuel Systems Solutions, Inc.

(646) 502-7170

Investor Relations Contacts:

Lippert / Heilshorn & Associates

Carolyn M. Capaccio

ccapaccio@lhai.com

Cathy Mattison

cmattison@lhai.com

(415) 433-3777